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                                  EXHIBIT 99.16


       FORM OF WRITTEN COMPENSATION AGREEMENT FOR MESSRS. SADR AND WEISMAN

                             COMPENSATION AGREEMENT


               Agreement made as of the ___ day of February, 2000 by and between ____________ ("Executive") and ACT Networks, Inc., a Delaware corporation (the "Corporation").

                               W I T N E S S E T H

               WHEREAS, Executive is an individual who is to provide valuable services to the Corporation, and the Corporation wishes to provide an equity incentive to Executive as an inducement for him to continue in the Corporation's employ.

               NOW, THEREFORE, in consideration of the above premises, the parties hereto agree as follows:

               1. On February __, 2000, Executive was granted an option to purchase _______________shares of the Corporation's Common Stock (the "Option") under the terms and conditions set forth in the Notice of Grant of Stock Option and Stock Option Agreement attached hereto as Exhibit A.

               2. Corporation and Executive acknowledge and agree that the Option and the shares purchasable under such Option are granted as compensation for services Executive is to render the Corporation and not for any capital-raising purposes or in connection with any capital-raising activities.

               3. This agreement is intended to constitute a written compensation contract for purposes of the requirements of the Form S-8 Registration Statement under the Securities Act of 1933, as amended.

               4. Nothing herein or in the Notice of Grant of Stock Option or Stock Option Agreement is intended to impair the right of the Corporation or Executive to terminate Executive's employment with the Corporation at any time in accordance with applicable law.

               IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first above written.


EXECUTIVE:                                        ACT NETWORKS, INC.


                                                  By:
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Printed Name:                                     Title:
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